                                                                    Exhibit 25.1
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an Application to Determine Eligibility of a Trustee
                       Pursuant to Section 305(b)(2)[ ]

                                  SUNTRUST BANK
               (Exact name of trustee as specified in its charter)

                GEORGIA                                   58-0466330
    (Jurisdiction of incorporation or       (I.R.S. Employer Identification No.)
organization if not a U.S. national bank)

           303 PEACHTREE STREET
                SUITE 300
             ATLANTA, GEORGIA                                    30303
(Address of principal executive offices)                       (Zip code)

                                B. A. DONALDSON
                                  SUNTRUST BANK
                               25 PARK PLACE, N.E.
                                   24TH FLOOR
                           ATLANTA, GEORGIA 30303-2900
                                 (404) 588-7266
            (Name, address and telephone number of agent for service)

                           POST APARTMENT HOMES, L.P.
               (Exact name of obligor as specified in its charter)

                          GEORGIA                                                58-2053632
(State or other jurisdiction of incorporation or organization)      (I.R.S. Employee Identification No.)

   4401 NORTHSIDE PARKWAY, SUITE 800
         ATLANTA, GEORGIA                                        30327
(Address of principal executive offices)                       (Zip Code)



                                DEBT SECURITIES
                       (Title of the indenture securities)
================================================================================

ITEM 1.  GENERAL INFORMATION.

         FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE --

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Department of Banking and Finance,
         State of Georgia,
         Atlanta, Georgia

         Federal Reserve Bank of Atlanta
         104 Marietta Street, N.W.
         Atlanta, Georgia

         Federal Deposit Insurance Corporation
         Washington, D.C.

         (B)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         The obligor is not an affiliate of the trustee.



         No responses are included for Items 3 through 12. Responses to those Items are not required because, as provided in Item 13, the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.



ITEM 13. DEFAULTS BY THE OBLIGOR.

         (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

         There is not and has not been any such default.

         (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

         There has not been any such default.



         No responses are included for Items 14 and 15. Responses to those Items are not required because, as provided in Item 13, the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

ITEM 16. LIST OF EXHIBITS.

         The additional exhibits listed below are filed herewith. Exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commission's Rules of Practice.


Exhibit
Number
------
         (1)      A copy of the Articles of Amendment and Restated Articles of
                  Association of the trustee as now in effect. (Exhibit 1 to
                  Form T-1, Registration No. 333-25463 and Certificate of Merger
                  and Name Change Exhibit 1 to Form T-1, Registration No.
                  333-32106).

         (2) A copy of the certificate of authority of the trustee to commence business. (Exhibit 1 to Form T-1, Registration No.
                  333-25463).

         (3) A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 1 to Form T-1, Registration
                  No. 333-25463).

         (4) A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1, Registration No. 333-25463)

         (5)      Not applicable.

         (6) The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

         (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 2000.

         (8)      Not applicable.

         (9)      Not applicable.

                                      NOTE



               In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor or the underwriters and the trustee disclaims responsibility for the accuracy and completeness of such information.

                                    SIGNATURE


           Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, SunTrust Bank, a corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, and State of Georgia, on the 18th day of September, 2000.



                                     SUNTRUST BANK




                                     By:/s/ B. A. Donaldson
                                        -------------------------
                                        B. A. Donaldson
                                        Group Vice President

Exhibit
Number                         Description
------                         -----------
(1)       --      A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect. (Exhibit 1 to Form T-1, Registration No. 333-25463 and Certificate of Merger and
                  Name Change Exhibit 1 to Form T-1, Registration No. 333-32106).

(2)       --      A copy of the certificate of authority of the trustee to commence business. (Exhibit 1 to Form
                  T-1, Registration No. 333-25463).

(3)       --      A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 1 to
                  Form T-1, Registration No. 333-25463).

(4)       --      A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1, Registration  No.
                  333-25463)

(5)       --      Not applicable.

(6)       --      The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as
                  amended.

(7)       --      A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30,
                  2000.

(8)       --      Not applicable.

(9)       --      Not applicable.

                                                                       EXHIBIT 6


                               CONSENT OF TRUSTEE


           Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Senior Debt Securities, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                      SUNTRUST BANK

                                      By:/s/ B. A. Donaldson
                                         -------------------------
                                         B. A. Donaldson
                                         Group Vice President





Dated:  September 18th, 2000

                                                                       EXHIBIT 7


SUNTRUST BANK                                  Call Date:        06/30/2000          State #:        130330      FFIEC 031
P.O. BOX 4418 CENTER 632                       Vendor ID:        D                    Cert #:        00867         RC-1
ATLANTA, GA  30302                             Transit #:        61000104
                                                                                                                     11

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET


                                                                                                                           C400 <-
                                                                                              Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):                            RCFD
                                                                                                        ----
     a. Noninterest-bearing balances and currency and coin(1).......................................... 0081    3,558,361  1.a
     b. Interest-bearing balances(2)................................................................... 0071       17,246  1.b
 2. Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A)..................................... 1754            0  2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)................................... 1773   15,075,833  2.b
 3. Federal funds sold and securities purchased under agreements to resell............................. 1350    2,546,167  3
 4. Loans and lease financing receivables:                                            RCFD
                                                                                      ----
     a. Loans and leases, net of unearned income (from Schedule RC-C).............    2122  72,659,542                     4.a
     b. LESS: Allowance for loan and lease losses.................................    3123     855,220                     4.b
     c. LESS: Allocated transfer risk reserve.....................................    3128           0                     4.c
     d. Loans and leases, net of unearned income,                                                       RCFD
                                                                                                        ----
         allowance, and reserve (item 4.a minus 4.b and 4.c)........................................... 2125   71,804,322  4.d
 5. Trading assets (from Schedule RC-D)................................................................ 3545      143,815  5.
 6. Premises and fixed assets (including capitalized leases)........................................... 2145    1,281,989  6.
 7. Other real estate owned (from Schedule RC-M)....................................................... 2150       35,989  7.
 8. Investments in unconsolidated subsidiaries and associated companies (from
     Schedule RC-M).................................................................................... 2130            0  8.
 9. Customers' liability to this bank on acceptances outstanding....................................... 2155      168,835  9.
10. Intangible assets (from Schedule RC-M)............................................................. 2143      581,254  10.
11. Other assets (from Schedule RC-F).................................................................. 2160    1,772,511  11.
12. Total assets (sum of items 1 through 11)........................................................... 2170   96,986,322  12


----------
(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held for trading.

SUNTRUST BANK                                  Call Date:        06/30/2000          State #:        130330      FFIEC 031
P.O. BOX 4418 CENTER 632                       Vendor ID:        D                    Cert #:        00867         RC-2
ATLANTA, GA  30302                             Transit #:        61000104
                                                                                                                    12

 SCHEDULE RC - CONTINUED

                                                                                      Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------
 LIABILITIES
13. Deposits:
      a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,                       RCON
                                                                                                         ----
         part I)....................................................................  RCON               2200  57,796,821      13.a
                                                                                      ----
         (1) Noninterest-bearing(1).................................................  6631  11,446,978                       13.a.1
         (2) Interest-bearing.......................................................  6636  46,349,843                       13.a.2
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from                             RCFN
                                                                                                         ----
         Schedule RC-E, part II)....................................................  RCFN               2200  11,528,832    13.b
                                                                                      ----
         (1) Noninterest-bearing....................................................  6631           0                       13.b1
         (2) Interest-bearing.......................................................  6636  11,528,832   RCFD                13.b2
                                                                                                         ----
14. Federal funds purchased and securities sold under agreements to repurchase........................   2800  11,129,477    14
                                                                                                         RCON
                                                                                                         ----
15. a. Demand notes issued to the U.S. Treasury.......................................................   2840           1    15.a
                                                                                                         RCFD
                                                                                                         ----
    b. Trading liabilities (from Schedule RC-D).......................................................   3548           0    15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less..................................................   2332   1,277,333    16.a
    b. With a remaining maturity of more than one year through three years............................   A547   2,509,678    16.b
    c. With a remaining maturity of more than three years.............................................   A548   1,412,939    16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding..........................................   2920     168,835    18
19. Subordinated notes and debentures(2)..............................................................   3200   1,068,000    19
20. Other liabilities (from Schedule RC-G)............................................................   2930   2,025,261    20
21. Total liabilities (sum of items 13 through 20)....................................................   2948  88,917,177    21
22. Not applicable
 EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.....................................................   3838           0    23
24. Common stock......................................................................................   3230      21,600    24
25. Surplus (exclude all surplus related to preferred stock)..........................................   3839   2,545,484    25
26. a. Undivided profits and capital reserves.........................................................   3632   4,811,305    26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities.........................   8434     690,756    26.b
    c. Accumulated net gains (losses) on cash flow hedges.............................................   4336           0    26.c
27. Cumulative foreign currency translation adjustments...............................................   3284           0    27
28. Total equity capital (sum of items 23 through 27).................................................   3210   8,069,145    28
29. Total liabilities and equity capital (sum of items 21 and 28).....................................   3300  96,986,322    29


 MEMORANDUM
  TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.


  1. Indicate in the box at the right the number of the statement below that best describes the
      most comprehensive level of auditing work performed for the bank by independent external           RCFD     Number
                                                                                                         ----
      auditors as of any date during 1999.............................................................   6724        N/A    M. 1


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4  =  Directors' examination of the bank performed by other external auditors
      (may be required by state chartering authority)
5  =  Review of the bank's financial statements by external auditors
6  =  Compilation of the bank's financial statements by external auditors
7  =  Other audit procedures (excluding tax preparation work)
8  =  No external audit work

----------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)   Includes limited-life preferred stock and related surplus.